UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2016
 Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code): (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2016, Abbott Laboratories (“Abbott”) announced that it had agreed to sell its surgical cataract treatment, surgical glaucoma management, surgical vision correction and consumer eye health businesses to Johnson & Johnson for $4.325 billion in cash, subject to customary purchase price adjustments for cash, debt and working capital (the “Transaction”).  The Transaction reflects Abbott’s proactive shaping of its portfolio in line with its strategic priorities. The net impact of this Transaction is not expected to impact Abbott’s overall targeted ongoing earnings per share in 2017. The targeted ongoing earnings per share excludes the expected gain from the Transaction and any costs related to the Transaction.

The Transaction will be effected pursuant to a Stock Purchase Agreement, dated as of  September 14, 2016 (the “Purchase Agreement”), with Chace LLC, a wholly owned subsidiary of Johnson & Johnson (“Purchaser”), pursuant to which Purchaser will acquire the shares of Abbott Medical Optics, a wholly owned subsidiary of Abbott.

The Purchase Agreement contains customary representations and warranties and covenants, and the consummation of the Transaction is subject to customary closing conditions, including receipt of certain antitrust regulatory approvals, accuracy of representations (subject to materiality qualifiers) and compliance with covenants in all material respects. The Transaction is expected to close in the first quarter of 2017.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Abbott or Purchaser.  The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Abbott’s or Purchaser’s public disclosures.

Item 8.01. Other Events.

On September 16, 2016, Abbott issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated as of September 14, 2016, by and between Abbott Laboratories and Chace LLC and, solely for certain purposes, Johnson & Johnson*

99.1	Press Release, dated September 16, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Private Securities Litigation Reform Act of 1995

A Caution Concerning Forward-Looking Statements

Some statements in this document may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all and the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the required regulatory approvals on the terms expected, on a timely basis or at all. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ in Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2015 and Abbott’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, and are incorporated herein by reference. Abbott undertakes no obligation to revise any forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: September 16, 2016	By:	/s/ BRIAN B. YOOR
	Name:	Brian B. Yoor
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated as of September 14, 2016, by and between Abbott Laboratories and Chace LLC and, solely for certain purposes, Johnson & Johnson*

99.1	Press Release, dated September 16, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.